UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2010
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On August 16, 2010 (the “Closing Date”), DRI Corporation (the “Company”) entered into a separate Subscription Agreement (each, a “Subscription Agreement”) with six (6) investors (each, a “Series K Investor” and collectively, the “Series K Investors”) to sell an aggregate of 120 shares of the Company’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (the “Series K Preferred Stock”). The aggregate proceeds to the Company from this offering (the “August 2010 Offering”) were $600,000, which we will use in order to make a recallable equity investment in Mobitec AB, the Company’s wholly owned Swedish subsidiary (the “Subsidiary Investment”). The full text of the Form of Subscription Agreement for the August 2010 Offering is filed as Exhibit 10.1 hereto.
     In addition to each Subscription Agreement, the Company entered into a separate Registration Rights Agreement (each, a “Registration Agreement”) with each Series K Investor pursuant to which the Company agreed that upon written demand from each Series K Investor, the Company will register the shares of Series K Preferred Stock issued to the Series K Investor pursuant to the Subscription Agreement (the “Registrable Securities”) for resale by the Series K Investor under the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed that it will register the Registrable Securities if the Company registers any of its securities under the Securities Act in connection with a public offering of the Company’s common stock, par value $0.10 per share (the “Common Stock”), during the one (1) year period following the Closing Date. The full text of the Form of Registration Rights Agreement is filed as Exhibit 10.2 hereto.
     In October of 2009 and in connection with the establishment and initial offering of the Series K Preferred Stock, we amended each of two credit facilities that we and our wholly owned subsidiaries Digital Recorders, Inc. and TwinVision of North America have in place with each of BHC Interim Funding, III, L.P. (“BHC”) and PNC Bank, National Association (“PNC”), as agent for itself and certain financial parties that are lenders under that facility. We have been in communication with both BHC and PNC regarding the August 2010 Offering and have obtained consent from both BHC and PNC for us to consummate the August 2010 Offering and the transactions related thereto and to effect the Subsidiary Investment. We will cooperate with BHC and PNC in completing any formal documentation that may be necessary to memorialize their respective consents.
ITEM 3.02 Unregistered Sales of Equity Securities
     On the Closing Date, pursuant to the terms of the Subscription Agreements, the Company agreed to sell an aggregate of 120 shares of the Series K Preferred Stock at a per share cash subscription price of $5,000. The Company received aggregate gross proceeds from the August 2010 Offering equal to $600,000, which will fund the Subsidiary Investment, as described in Item 1.01, above. Any or all outstanding shares of Series K Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock. The number of shares of Common Stock to be received upon conversion shall be determined by multiplying the number of shares of Series K Preferred Stock to be converted by a fraction, the numerator of which shall be the Liquidation Preference (currently $5,000 per share) plus all accrued but unpaid dividends on such shares, and the denominator of which shall be the conversion price then in effect for the Series K Preferred Stock (currently $1.75 per share). The conversion price increases periodically as follows: (i) during the period from October 7, 2009, to October 6, 2011, the conversion price equals $1.75 per share; (ii) during the period from October 7, 2011, to October 6, 2013, the conversion price equals $2.25 per share and (iii) on and after October 7, 2013, the conversion price equals $3.00 per share, and the Liquidation Preference is subject to adjustments from time to time upon the occurrence of certain events. The outstanding shares of Series K Preferred Stock shall automatically convert to shares of Common Stock if the closing bid price for the Common Stock on the Nasdaq Stock Market (or other exchange on which the Common Stock may be traded) for any consecutive 20 day period exceeds two (2) times the conversion price then in effect.
     The foregoing sales of Series K Preferred Stock were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving a public offering, and the rules and regulations promulgated thereunder.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On October 9, 2009, the Company amended its Articles of Incorporation by filing a Certificate of Designation (the “Initial Certificate of Designation”) with the Secretary of State of North Carolina designating 700 shares of its authorized preferred stock as the Series K Preferred Stock. The Series K Preferred Stock ranks prior and superior to the Company’s Series AAA Preferred Stock, Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Convertible Preferred Stock, and Common Stock with respect to payment of dividends and upon liquidation, dissolution and winding up of the Company. The Initial Certificate of Designation has been subsequently amended on the following dates: November 6, 2009, (the “First Amendment”), December 31, 2009 (the “Second Amendment”), January 5, 2010 (the “Third Amendment”), which, among other things, reduced the number of authorized shares of Series K Preferred Stock from 700 shares to 335 shares, and February 2, 2010 (the “Fourth Amendment”), which, among other things, increased the number of authorized shares of Series K Preferred Stock from 335 shares to 500 shares. The Initial Certificate of Designation, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment shall be collectively referred to as the “Certificate of Designation”.
     On August 16, 2010, the Company filed a further amendment to the Certificate of Designation (the “Fifth Amendment”) to decrease the number of authorized shares of Series K Preferred Stock from 500 shares to 475 shares. The full text of the Fifth Amendment is filed as Exhibit 10.3 hereto.

ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Form of Subscription Agreement, dated as of August 18, 2010, by and between DRI Corporation and the holder of Series K Senior Convertible Preferred Stock of DRI Corporation.
10.2	Form of Registration Rights Agreement, dated as of August 18, 2010, by and between DRI Corporation and the holder of Series K Senior Convertible Preferred Stock of DRI Corporation.

10.3	Certificate of Designation of Series K Senior Convertible Preferred Stock of DRI Corporation, as filed with the Office of the Secretary of State for the state of North Carolina on August 16, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 20, 2010

DRI CORPORATION
By:	/s/ Kathleen B. Oher
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary